EXHIBIT 4.8

           WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ENVIRONMENTAL
                         REMEDIATION HOLDING CORPORATION

________________ Shares As of June 24, 1998                   New York, New York

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                                ON June 23, 2003

THIS CERTIFIES THAT for value received, _______________________, or their registered permitted assigns (sometimes hereinafter referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, a Colorado corporation (the ("Company"), an amount of shares of common stock of the Company, par value $0.0001 per share (the "Common Stock") equal to 12.4% of the amount of the Note, as set forth and defined in Section 1(e) hereto, at any time during the period (the "Exercise Period") from 9:00 am. New York Time on the Effective Date (as such term is hereinafter defined) and ending at 5:00 p.m. New York Time, on June 23, 2003 (the "Expiration Date"), at an exercise price equal to an amount per share to be determined by formula (the "Exercise Price"); such Exercise Price being 120% of the average of the Closing Bid Price of the Company's Common Stock for each of the five (5) consecutive trading days ending on the day prior to the issuance date set forth above. The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant"), the Exercise Price, and the kind of securities purchasable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares."

1.       Exercise Price and Expiration.

(a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 9 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holders prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or other day on which commercial banks in New York, New York are required or are authorized by law to close.

(b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holders from time to time.

(c) The Company shall, immediately upon receipt of a notice of exercise, issue and deliver to or upon the order of such Holder, against delivery of the Warrant and payment of the Exercise Price, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided, (i) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Securities Act, (ii) the Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale of such shares may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Securities Act. The Company shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service, or via the DWAC system, to reach the address designated by such Holder within three (3) business days after the receipt of such notice. The Holders shall be deemed to be the Holders of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holders. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register the Exercise Shares under said Securities Act the Exercise Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holders to make such representations, and may place such legends on certificates representing the Exercise Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Exercise Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

(d) If the Holders shall exercise this Warrant with respect to less than all of the Exercise Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holders a new warrant in the form of this Warrant for the balance of such Exercise Shares.

(e) For purposes of the Warrant, the term "Effective Date" shall mean the date that the holder of this Warrant shall have purchased from the Company $ ____________ principal amount of the Company's 5.5% convertible note due June 23, 2000 (the "Note") pursuant to the Securities Purchase Agreement, dated as of June 24, 1998 (the "Securities Purchase Agreement"). Unless otherwise defined herein, all capitalized terms used in this Warrant shall have the same meaning as is defined in the Securities Purchase Agreement or in the Note.

2.     Anti-dilution.

If the Company shall

(a) pay a dividend or make a distribution to holders of shares of Company Common Stock in the form of additional shares of Common Stock,

(b) subdivide or split or reverse split or consolidate the outstanding shares of Common Stock into a larger or smaller number of shares, or

(c) effect a recapitalization which shall reclassify the outstanding shares of Common Stock into one or more classes of common stock,

the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be equitably and proportionately adjusted immediately following the occurrence of any such event, and the Holder of record of this Warrant shall be given notice of the same at such Holder's address in the Company's books and records. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification; provided, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the exercise price shall be recomputed accordingly as of the close of business on such record date and thereafter such exercise price in effect shall be as adjusted pursuant to this Section as of the time of actual payment of such dividend or distribution.

3.      Reorganization and Asset Sales.

If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets or properties of the Company to another corporation, shall be effected in such a manner so that holders of Company Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Company Common Stock, then, and in such event, the following provisions shall apply:
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(a) Not more than 90 or less than 30 days prior to the  consummation of any such reorganization, reclassification, consolidation, merger or sale (collectively, "Reorganization Transactions"), the Company shall notify the Holders of the Reorganization Transaction (at the same time notice of same shall be made generally available to other holders of Company Common Stock), describing in such notice in reasonable detail the terms of the Reorganization Transaction and the stock, securities or assets to be received with respect to or in exchange for Common Stock of the Company. In the event the Holders exercise the Warrant
prior  to  or  simultaneous   with  the   consummation  of  the   Reorganization
Transaction, the Holders shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock on the same basis as the other holders of Company Common Stock participating in the Reorganization Transaction.

(b) The Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and made available to the Holders at the last address of the Holders appearing on the books of the Company, the obligation to deliver to the Holders such shares of stock, securities or assets, as, in accordance with the foregoing provisions, the Holders may be entitled to receive, and all other liabilities and obligations of the Company hereunder. In the event the Holders of this Warrant shall not exercise the Warrant prior to or simultaneous with consummation of the Reorganization Transaction, such Holders shall be entitled to receive a warrant to purchase common stock in the successor corporation (if other than the Company) which shall be appropriately adjusted as to exercise price, number of shares which may be purchased thereunder and other terms, so as to equitably reflect the Reorganization Transaction and entitle the Holder to purchase that number of shares of common stock of the successor corporation equivalent in value to the consideration that such Holder would have received had Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction.

(c) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50 percent of the outstanding shares of Common Stock of the Company, the Company shall, prior to the consummation of any consolidation, merger or sale to or with the person, firm or corporation having made such offer or any affiliate of such person, firm or corporation, give the Holders a reasonable opportunity of not less than 10 days to elect to receive upon the exercise of this Warrant, either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such purchase tender or exchange offer.

4.       Notice of Adjustment.

Whenever the Exercise and the number of Exercise Shares issuable upon the exercise of this Warrant shall be adjusted as herein provided, or the rights of the Holders shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the number of adjusted Exercise Shares in accordance with the provisions hereof and shall prepare a certificate signed by its Chief Executive Officer, or its President, or its Chief Financial Officer, setting forth the adjusted Exercise Price and the adjusted number of Exercise Shares issuable upon the exercise of this Warrant or specifying the other shares of stock, securities, or assets receivable as a result of such changes in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall caused to be mailed to the Holders copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Exercise Shares purchasable upon exercise of this Warrant have been adjusted and setting, forth the adjusted Exercise Price and the adjusted number of Exercise Shares purchasable upon the exercise of this Warrant.

5.       Piggyback Registration Rights.

(a) At any time that the Company proposes to file a Company registration statement on Form S-1 or any other appropriate registration form under the Securities Act of 1933, as amended (the "Registrations Statement"), either for its own account or for the account of a stockholder or stockholders, the Company shall give the Holder written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company's Registration Statement effecting such Company registration. Holder may request inclusion of any which are issued as with restrictions on transferability ("Restricted Securities") in such Registration

Statement by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Company Registration Statement. The Company shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holder of its Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of Holder's Restricted Securities, the Company may, at its election, give written notice of such determination to Holder and, thereupon:

         (i) in the ease of a determination not to register, shall be relieved of its obligation to register Holder's Restricted Securities in connection with such registration, and

         (ii) in the case of a delay in registering, shall be permitted to delay registering Holder's Restricted Securities for the same period as the delay in registering such other securities.

(b) The Company's obligation to include Restricted Securities in a Company's Registration Statement pursuant to Section 7(a) shall be subject to the following limitations:

         (i) The Company shall not be obligated to include any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

         (ii) If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                  (A) first, the securities proposed by the Company to be sold for it own account, and

                  (B) second, any Restricted Securities requested to be included in such registration and any other securities of the Company in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

         (iii) The Company shall not be obligated to include Restricted Securities in more than one (1) Company Registration Statement.

(c) To the extent Holder's Restricted Securities are intended to be included in a Company Registration Statement, Holder may include any of its Restricted Securities in such Company Registration Statement pursuant to this Agreement only if Holder furnishes to the Company in writing, within ten (10) business days after receipt of a written request therefor, such information specified in
Item 507 of Regulation S-K under the Act or such other information as the Company may reasonably request for use in connection with the Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by Holder not materially misleading.

6.       Certain Representations of the Company.

Throughout the Exercise Period, the Company has

(a) all requisite power and authority to issue this Warrant and the Exercised Shares, and

(b) sufficient authorized and unissued securities of Common Stock to permit exercise of this Warrant.

7.       Certain Covenants of the Company.

(a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

(b) The Company covenants and agrees that all Exercise Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

(c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Exercise Shares in a name other than that of the Holders upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

(d) This Warrant and, when issued, the shares of Common Stock which may be issued upon exercise of the Warrants, when so issued, will have been issued, pursuant to an available exemption from registration under the Securities Act, and the securities laws of the state of residency of the Holder.

(e) The Company covenants and agrees that if it fails (i) to register the Exercise Shares as provided in a Registration Rights Agreement between the Holders and the Company, dated of even date herewith, or (ii) issue the shares of Common Stock upon the proper exercise of the Warrant, then, in additional to all rights to liquidated damages set forth in the Registration Rights Agreement, the Holders may immediately commence an action for specific performance and/or damages. The Company agrees that any judgment entered therein shall include all reasonable attorney's fees and costs of any kind or nature, whatsoever, including but not limited to expert witness fees, service fees and filing fees incurred by the Holders, in conjunction with said action, and if damages are sought, the Holders shall be entitled to interest at the rate of 12% per annum on any damage award from the date of exercise.

8.       No Shareholder Rights.

No Holders of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holders the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holders proper exercise of this Warrant as described herein.

9.       Notices.

Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid, to the Company and to the Holder at the addresses specified in the Securities Purchase Agreement.

         With a copy sent concurrently to:

         Greenberg Traurig Hoffman
         Lipoff Rosen & Quentel
         Met Life Building
         200 Park Avenue
         New York, New York 10166
         Attention: Stephen A. Weiss, Esq.
         Tel: (212) 801-9200
         Fax: (212) 801-6400

         -and-

         Mintmire & Associates
         265 Sunrise Avenue, Suite 204
         Palm Beach, Florida 33480
         Attention:   Donald F. Mintmire, Esq.
         Tel: (561) 832-5696
         Fax: (561) 659-5371

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

10.      General.

(a) This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.

(b) Any dispute regarding the interpretation or application of this Warrant which cannot be settled among the parties shall be resolved in Austin, Texas final and binding arbitration in accordance with the then obtaining rules of the American Arbitration Association. There shall be appointed three arbitrators, one of whom shall be selected by the Company, the second by the Holder and the third by mutual agreement of the parties or by the American Arbitration Association. The decision of the arbitrators shall be final and upon the Holder and the Company and may be enforced by the prevailing party or parties in any court of competent jurisdiction. Each party shall bear their own costs of the arbitration and shall share equally the costs of the arbitrators.

(c) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

(D) This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the Same instrument when instruments originally executed by each party shall have been received by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.


                           ENVIRONMENTAL REMEDIATION HOLDING
                           CORPORATION

                           By: ___________________________________________
                               James A. Griffin, Secretary


                           HOLDER:

                           -----------------------------------------------

NOTICE OF WARRANT EXERCISE

TO:      ENVIRONMENTAL REMEDIATION HOLDING CORPORATION:

         The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder _______ full shares of Common Stock issuable upon the exercise of such Warrant. The Exercise Price for this warrant shall be paid by delivery of $ _____________ In cash as provided for in the Warrant.

         The undersigned requests that certificates for such Exercise Shares be issued in the name of:

         Name: _______________________________________________________

         Address: _____________________________________________________

Employer I.D. or S. S. #

          -----------------------------------------------

If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:


                                      ------------------------------------------
                                      Name

                                      ------------------------------------------
                                      Address

                                      ------------------------------------------
                                      Employer I.D. or Social Security Number

Date: _________________               __________________________________________
                                      Signature
                                    (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)